                                                                     EXHIBIT 4.3
================================================================================


                         REGISTRATION RIGHTS AGREEMENT


                                 By and Among


                  THE PRINCIPAL SHAREHOLDERS (DEFINED HEREIN)

                                      and

                            FLOTEK INDUSTRIES INC.


                -----------------------------------------------
                          Common Stock, no par value
                -----------------------------------------------


                          Dated as of April 30, 2000


================================================================================

                               TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
1.  Registration under Securities Act, Etc.............................................................    1
    --------------------------------------
    1.1    Registration on Request.....................................................................    1
           -----------------------
    1.2    Piggy-Back Registration.....................................................................    3
           -----------------------
    1.3    Registration Procedures.....................................................................    4
           -----------------------
    1.4    Underwritten Offerings......................................................................    6
           ----------------------
    1.5    Preparation; Reasonable Investigation.......................................................    7
           -------------------------------------
    1.6    Qualification to Obligations under Registration Covenants...................................    7
           ---------------------------------------------------------
    1.7    Indemnification.............................................................................    8
           ---------------
2.  Definitions........................................................................................   11
    -----------
3.  Rule 144 and Rule 144A.............................................................................   12
    ----------------------
4.  Amendments and Waivers.............................................................................   12
    ----------------------
5.  Nominees for Beneficial Owners.....................................................................   12
    ------------------------------
6.  Notices............................................................................................   13
    -------
7.  Assignment.........................................................................................   13
    ----------
8.  Calculation of Percentage Interests in Registrable Securities......................................   13
    -------------------------------------------------------------
9.  No Inconsistent Agreements.........................................................................   13
    --------------------------
10. Remedies...........................................................................................   13
    --------
11. Severability.......................................................................................   13
    ------------
12. Entire Agreement...................................................................................   14
    ----------------
13. Descriptive Headings...............................................................................   14
    --------------------
14. Governing Law......................................................................................   14
    -------------
15. Counterparts; Partial Execution....................................................................   14
    -------------------------------
16. Term...............................................................................................   14
    ----
17. Supersession of Existing Registration Rights Agreements............................................   14
    -------------------------------------------------------

          REGISTRATION RIGHTS AGREEMENT, dated as of April 30, 2000, between Flotek Industries Inc, an Alberta corporation (the "Company"), and each of the parties identified on Schedule A hereto (the "Principal Stockholders").

          Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 2. All Dollar amounts referred to herein are US Dollars, unless otherwise noted.

          1.   Registration under Securities Act, Etc.
               --------------------------------------

               1.1  Registration on Request.
                    -----------------------

                    (a)  Request. At any time, or from time to time, upon the
                         -------
written request of one or more of the Principal Shareholders holding 25% or more of the Registrable Securities (the "Initiating Holders") that the Company either, as directed by the Initiating Holders, (i) effect the registration under the Securities Act or (ii) file a prospectus (which for the purposes of this agreement shall include a statement of material facts or short form prospectus) for the purpose of qualifying for distribution in British Columbia or Ontario pursuant to Applicable Canadian Securities Laws (any such registration or prospectus filing being hereinafter referred to as a "registration," and any such registration statement or prospectus being hereinafter referred to as a "registration statement") of all or part of such Initiating Holders' Registrable Securities, the Company promptly will give written notice of such requested registration to all of the other Principal Shareholders, and thereupon the Company will use reasonable efforts to effect, at the earliest possible date, the registration under the Securities Act or the Applicable Canadian Securities Laws, as directed by the Initiating Holders in their request, of (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and (ii) all other Registrable Securities which the Company has been requested to register by the other Principal Shareholders (such holders together with the Initiating Holders hereinafter are referred to as the "Selling Holders") by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

                    (b)  Registration of Other Securities. Whenever the Company
                         --------------------------------
shall effect a registration pursuant to this Section 1.1, no securities other than Registrable Securities held by Principal Shareholders shall be included among the securities covered by such registration unless Selling Holders of greater than 51% of the Registrable Securities to be included in such registration shall have consented in writing to the inclusion of such other securities, which consent shall not be unreasonably withheld or delayed, provided, however, that no such other securities shall be included in such registration to the extent that such inclusion would reduce the number of Registrable Securities in such registration that any Selling Holder has requested be included therein.

                    (c)  Registration Statement Form. Registrations under this
                         ---------------------------
Section 1.1 shall be on such appropriate registration form of the Commission or the form required under Applicable Canadian Securities Laws, as the case may be, as shall be reasonably selected by the Company.

                    (d)  Effective Registration Statement. A registration
                         --------------------------------
requested pursuant to this Section 1.1 shall not be deemed to have been effected unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act or Applicable Canadian Securities Laws, as the case may be, with respect to the disposition of all Registrable Securities covered by such registration statement for a period of at least 90 days.

                    (e)  Selection of Underwriters. The underwriter or
                         -------------------------
underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Selling Holders of at least 50% of the Registrable Securities to be included in such registration and shall be reasonably acceptable to the Company.

                    (f)  Priority in Requested Registration. If the managing
                         ----------------------------------
underwriter of an underwritten offering shall advise the Company in writing (and the Company shall so advise each Selling Holder of Registrable Securities requesting registration of such advice) that, in its opinion, the number of securities requested to be included in such registration is sufficiently large to materially adversely affect the success of the offering, the Company, except as provided in the following sentence, will include in such registration, to the extent of the number and type which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration on the following basis:

            (i)     first, pro rata among the Initiating Holders; and

            (ii)    second, pro rata among the other Selling Holders.

As used herein, the term "pro rata" among a particular group of shareholders shall mean allocated among such shareholders proportionally, on the basis of the number of Registrable Securities held by each shareholder in such group as compared to the total number of Registrable Securities held by all shareholders in such group. To the extent that all of the Registrable Securities of Selling Holders so requested to be registered are excluded from the offering, the holders of such Registrable Securities shall be deemed not to have used a demand registration pursuant to this Section 1.1.

                    (g)  Limitations on Registration on Request. Notwithstanding
                         --------------------------------------
anything in this Section 1.1 to the contrary, the Company shall not be required to take any action to file a registration statement pursuant to this Section 1.1:

            (i) within 120 days following the effective date of any registered offering of the Company's securities;

            (ii) with respect to any offering having an aggregate sales price (before deduction of underwriting discounts and expenses of sale) of less than $500,000;

            (iii) with respect to any offering having an aggregate sales price (before deduction of underwriting discounts and expenses of sale) of more than $10,000,000 unless such offering is firmly underwritten; or

            (iv) after (A) the Principal Shareholders collectively hold fewer than 100,000 shares of Registrable Securities, or (B) the expiration of the term of this Agreement.

                  (h)   Expenses. The Company will pay all Registration Expenses
                        --------
in connection with any registration requested pursuant to this Section 1.1.

        1.2      Piggy-Back Registration.
                 -----------------------

                 (a)   Right to Include Registrable Securities. If the Company
                       ---------------------------------------
at any time proposes to file a registration statement to register any of its securities of the same class as the Registrable Securities under the Securities Act or the Applicable Canadian Securities Laws (except for a registration statement or prospectus filed in connection with an employee benefit plan, a transaction relating to a merger or business combination, a transaction relating to an exchange offer, a transaction relating to an acquisition of assets or securities, or a transaction otherwise described in Rule 145 of the Securities
Act), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 1.2. Upon the written request of any such holder (a "Requesting Holder") (which request shall specify the amount of Registrable Securities intended to be disposed of by such Requesting Holder) made as promptly as practicable and in any event within 20 days after the receipt of any such notice (15 days if the Company states in such written notice or gives telephonic notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company will use reasonable efforts to effect the registration or file the prospectus under the Securities Act or the Applicable Canadian Securities Laws, as the case may be, of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof. No registration effected under this
Section 1.2 shall relieve the Company of its obligation to effect any registration upon request under Section 1.1.

                 (b)   Priority in Incidental Registrations. If the managing
                       ------------------------------------
underwriter of any underwritten offering shall deliver a written opinion to the holders of Registrable Securities that the total amount of Registrable Securities requested to be included in such registration would have a material adverse effect on such offering then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, and second, such Registrable Securities requested to be included in such registration pursuant to this Agreement, pro rata among Requesting Holders; provided that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by holders of Registrable Securities than the fraction of similar reductions imposed on such other persons or entities over the amount of securities they intended to offer.

                    (c)  Expenses. The Company will pay all Registration
                         --------
Expenses in connection with any registration effected pursuant to this Section 1.2.

            1.3     Registration Procedures. If and whenever the Company is
                    -----------------------
required to effect the registration of any Registrable Securities under the Securities Act or the Applicable Canadian Securities Laws as provided in Sections 1.1 and 1.2. the Company will, as expeditiously as possible, use reasonable efforts to:

                    (i) prepare and (within 120 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as practicable) file with the Commission or the Canadian Securities Regulators the requisite registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become effective;

                    (ii) prepare and file with the Commission or the Canadian Securities Regulators such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act or the Applicable Canadian Securities Laws, as the case may be, with respect to the disposition of all Registrable Securities covered by such registration statement for a period of at least 90 days;

                    (iii) furnish to each seller of Registrable Securities
            covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act or the Applicable Canadian Securities Laws, as the case may be, and such other documents, as such seller may reasonably request;

                     (iv) register or qualify all Registrable Securities and
            other securities covered by any registration statement under the Securities Act, under Applicable Canadian Securities Laws, under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request; keep such registration or qualification in effect for so long as such registration statement remains in effect; and take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that (x) the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction and (y) the Company shall not be required to register or qualify Registrable Securities in any state or province where such qualification or registration would place an undue burden on the Company or which would require that the Company consent or agree to restrictions, covenants, or qualifications which the Company deems unacceptable;

                 (v) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal, provincial or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the underwriters to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                 (vi) furnish at the effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, to each seller of Registrable Securities, and each such seller's underwriters, a signed counterpart of (x) an opinion of counsel for the Company, dated the effective date of such registration statement and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the sellers of the Registrable Securities covered by such registration statement, or the underwriters, may reasonably request;

                 (vii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the Applicable Canadian Securities Laws, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                 (viii) otherwise comply with all applicable rules and regulations of the Commission and the Canadian Securities Regulators, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

                 (ix) keep each Selling Holder and each Requesting Holder advised in writing as to the initiation and progress of any registration under Section 1.1 or 1.2 hereunder, as the case may be;

                 (x) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

                 (xi) list all Registrable Securities covered by such registration statement on any securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed or on the Nasdaq Stock Market ("Nasdaq") if the Registrable Securities are reported on Nasdaq.

The Company may require each seller of Registrable Securities, as to which any registration is being effected, to furnish the Company such information regarding such seller and the distribution of such securities, as required by law or the Commission or the Canadian Securities Regulators, or which the Company's counsel otherwise deems appropriate.

            Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this Section 1.3 , such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this Section 1.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

            1.4   Underwritten Offerings.
                  ----------------------

                  (a)   Requested Underwritten Offerings. If requested by the
                        --------------------------------
underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 1.1, the Company will use all reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company aand such other terms as are generally prevailing in agreement of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 1.7. The holders of the Registrable Securities negotiation of the underwriting agreement. Such holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and all other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.

          (b)   Incidental Underwritten Offerings. If the Company proposes to
                ---------------------------------
register any of its securities under the Securities Act or the Applicable Canadian Securities Laws as contemplated by Section 1.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities, use reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by applicable law.

     1.5  Preparation; Reasonable Investigation. In connection with the
          -------------------------------------
preparation and filing of each registration statement under the Securities Act or the Applicable Canadian Securities Laws pursuant to this Agreement, the Company (i) shall give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission or the Canadian Securities Regulators, and each amendment thereof or supplement thereto, and (ii) shall promptly notify the registered holders of Registrable Securities and their counsel of any stop order issued or threatened by the Commission or any Canadian Securities

Regulators and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          1.6   Qualification to Obligations under Registration Covenants. The
                ---------------------------------------------------------
Company shall be entitled to postpone for a reasonable period of time (but not exceeding 120 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 1.1 if (i) the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates or
(ii) the Company is in possession of information concerning it or its business and affairs, the public disclosure of which would have a material adverse effect on the Company and which the Company has determined it is not legally obligated to disclose, and the Company promptly gives the holders of Registrable Securities requesting registration thereof pursuant to Section 1.1 written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, Initiating Holders requesting registration thereof pursuant to Section 1.1 shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 1.1 hereof.

          1.7   Indemnification.
                ---------------

                (a)  Indemnification by the Company. The Company will, and
                     ------------------------------
hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 1.1 or 1.2, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act or the Applicable Canadian Securities Laws, and their respective directors, officers, partners, employees and affiliates against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, employee, affiliate or controlling person may become subject under the Securities Act or the Applicable Canadian Securities Laws or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act or the Applicable Canadian Securities Laws, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, employee, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company
                                                   --------
shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, affiliate, partner or controlling person and shall survive the transfer of such securities by such seller.

                    (b)  Indemnification by the Sellers. As a condition to
                         ------------------------------
including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless the Company, and each director of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act or the Applicable Canadian Securities Laws, and their respective directors, officers, partners, employees and affiliates, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject under the Securities Act or the Applicable Canadian Securities Laws or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act or the Applicable Canadian Securities Laws, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and to reimburse such person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; but only to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller, specifically stating that it is for use in the preparation thereof; provided, however, that the liability of such indemnifying party under this Section 1.7(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                    (c)  Notices of Claims, etc. Within ten days of receipt by
                         ----------------------
an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 1.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure
                                           --------  -------
of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 1.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided, however, that if the
                                               --------  -------
indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action by the indemnified party.

                    (d)  Contribution. If the indemnification provided for in
                         ------------
this Section 1.7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld or delayed.

                    (e)  Other Indemnification. Indemnification and contribution
                         ---------------------
similar to that specified in the preceding subdivisions of this Section 1.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or provincial law or any regulation of any governmental authority other than the Securities Act or the Applicable Canadian Securities Laws.

                    (f)  Indemnification Payments. The indemnification and
                         ------------------------
contribution required by this Section 1.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

               2.   Definitions. As used herein, unless the context otherwise
                    -----------
requires, the following terms have the following respective meanings:

               "Affiliate" means, with respect to any person, any other person
                ---------
that directly or indirectly controls or is controlled by or is under common control with such person.

               "Applicable Canadian Securities Laws" means the securities acts
                -----------------------------------
or similar statutes in effect in each of British Columbia and Ontario, Canada, and having application to the Company or any transaction or proposed transaction to which the Company is a party, as they may be amended or replaced from time to time, and includes the regulations and rules promulgated thereunder, and further includes all policies, rules and mandatory guidelines imposed by The Vancouver Stock Exchange, The Toronto Stock Exchange or any other securities exchange on which the securities of the Company are, at any relevant time, posted for trading.

               "Canadian Securities Regulators" means the Securities Commissions
                ------------------------------
or similar regulatory authorities having jurisdiction in each of British Columbia and Ontario, Canada, and further includes The Vancouver Stock Exchange, The Toronto Stock Exchange or any other securities exchange on which the securities of the Company are, at any relevant time, posted for trading.

               "Commission" means the Securities and Exchange Commission or any
                ----------
other federal agency at the time administering the Securities Act.

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar federal statute.

               "Initiating Holder" is defined in Section 1.1.
                -----------------

               "Person" means any individual, corporation, partnership, trust,
                ------
incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               "Registrable Securities" means (i) the shares of Common Stock
                ----------------------
owned on the date hereof by the parties hereto or issued or issuable to the parties hereto pursuant to the exercise of options (whether or not presently or then exercisable) or warrants or the conversion of convertible securities owned by them, or which they have the right to acquire pursuant to that certain Securities Purchase and Exchange Agreement of even date herewith, on the date hereof, and (ii) any Related Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act or the Applicable Canadian Securities Laws and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section 8.

               "Registration Expenses" means all expenses incident to the
                ---------------------
Company's performance of or compliance with Section 1, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities or any other fee measured by the number or amount of Registrable Securities).

               "Related Registrable Securities" means any securities of the
                ------------------------------
Company issued or issuable with respect to the securities by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

               "Requesting Holder" is defined in Section 1.2.
                -----------------

               "Securities Act" means the Securities Act of 1933, or any
                --------------
similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar statute.

               "Selling Holder" is defined in Section 1.1.
                --------------

               3.   Rule 144 and Rule 144A. Upon the request of any holder of
                    ----------------------
Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of Rules 144 or 144A under the Securities Act.

               4.   Amendments and Waivers. This Agreement may be amended with
                    ----------------------
the written consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each holder or holders of the Registrable Securities affected by such amendment, action or omission to act.

               5.   Nominees for Beneficial Owners. In the event that any
                    ------------------------------
Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances and evidence reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

               6.   Notices. All notices, demands and other communications to
                    -------
any party hereto provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telex, telegram, telecopier, reputable courier service or personal delivery, addressed to it in the manner set forth on the signature page hereto, or at such other address as it shall have furnished to the other parties hereto in writing. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being sent by reputable courier service; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

               7.   Assignment. This Agreement shall be binding upon and inure
                    ----------
to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to each other party hereto, any holder who is an affiliate or successor entity to such party or a transferee therefrom of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. The parties hereto, other than the Company (and not any other holder of Registrable Securities or any other Person), shall be permitted, in connection with a transfer or disposition of Registrable Securities, to eliminate or impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Sections 1.1 and 1.2 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

               8.   Calculation of Percentage Interests in Registrable
                    --------------------------------------------------
Securities. For purposes of this Agreement, all references to a percentage of
----------
the Registrable Securities shall be calculated based upon the number of shares of Registrable Securities outstanding or issuable pursuant to outstanding options (whether or not presently or then exercisable), warrants or convertible securities at the time such calculation is made.

               9.   No Inconsistent Agreements. The Company will not hereafter
                    ---------------------------
enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

               10.  Remedies. Each party hereto and each holder of Registrable
                    --------
securities is entitled to exercise all rights granted by law, including recovery of damages; such rights not to extend to incidental or consequential damages.

               11.  Severability. In the event that any one or more of the
                    ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Purchaser shall be enforceable to the fullest extent permitted by law.

               12.  Entire Agreement. This Agreement is intended by the parties
                    ----------------
as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the Company and any of the Principal Stockholders with respect to the registration of any Company securities under applicable securities laws.

               13.  Descriptive Headings. The descriptive headings of the
                    --------------------
several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

               14.  Governing Law. This Agreement shall be construed and
                    -------------
enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas applicable to agreements made and to be performed entirely within such State.

               15.  Counterparts; Partial Execution. This Agreement may be
                    -------------------------------
executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. This Agreement shall be fully enforceable against the Company by any Principal Shareholder who is a signatory hereto regardless of whether any other Principal Shareholder is also a signatory hereto.

               16.  Term. This Agreement shall be effective for the period
                    ----
commencing on the date hereof and expiring on the date six years from the date hereof.

               17.  Supersession of Existing Registration Rights Agreements.
                    -------------------------------------------------------
This Agreement supersedes in their entirety any and all currently existing agreements between the Company and any of the Principal Stockholders with respect to the registration of any Company securities under applicable securities laws.

        [The remainder of this page has intentionally been left blank]

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       FLOTEK INDUSTRIES, INC.


                                       By:______________________________________
                                          Jerry D. Dumas, Sr., President and CEO



                                       TOSI, L.P.

                                       By:   Pitman Property Corp., a Texas
                                             corporation, General Partner


                                             By:________________________________
                                               J. W. Beavers, Jr., President



                                       CHISHOLM ENERGY PARTNERS, L.L.C.



                                       By:______________________________________
                                       John W. Chisholm, Managing Director


                                       _________________________________________
                                       William R. Ziegler, an individual


                                       _________________________________________
                                       Thomas H. O'Neill, Jr., an individual


                                       _________________________________________
                                       James Wadsworth, an individual

                                          ______________________________________
                                          Oliver W. Robertson, an individual


                                          ______________________________________
                                          Paul Atanasio, an individual


                                          ______________________________________
                                          Charles E. Murphy, an individual


                                          ______________________________________
                                          John Dalrymple, an individual


                                          Springfield Trading S.A.


                                          By____________________________________
                                          Name:
                                          Title:


                                          ______________________________________
                                          Jeffrey R. Freedman, an individual


                                          ______________________________________
                                          Arvind Sanger, an individual


                                          ______________________________________
                                          Nancy Naples O'Neill, an individual

                                       _________________________________________
                                       Richard H. Jukes, an individual

                                       SMITH FAMILY 1999 PARTNERSHIP LTD



                                       By:______________________________________
                                             James H. Smith, Co-Trustee


                                       By:______________________________________
                                             Joyce B. Smith, Co-Trustee

                                       HINCKLEY BROOK, INC.



                                       By:______________________________________
                                             Jerry Dumas, President


                                       SAXTON RIVER CORPORATION



                                       By:______________________________________
                                             Jerry Dumas, President


                                       NOW Ventures, LLC


                                       By:______________________________________
                                           Thomas H. O'Neill, Jr., Managing
                                           Member


                                       _________________________________________
                                       [Tom Bandy], an individual

                                       _________________________________________
                                       Steven A. Webster, an individual


                                       Marlin Investors, L.L.C.



                                       By_______________________________________
                                       William R. Ziegler, Managing Member


                                       _________________________________________
                                       Charles A. Dickinson, Jr.